INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Amendment No. 2 to a Registration Statement of CEL-SCI Corporation on Form S-3 of our report dated December 6, 1999 appearing in the Annual Report on Form 10-K of CEL-SCI Corporation for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Washington, DC
March 27, 2000